EXHIBIT 10.19

SERVICES AGREEMENT

BISYS, INC.	Contract No.	CH-2036-12-91
11 Greenway Plaza	Price List No.	12 - 91
Houston, Texas 77046 - 1102

Client	First Essex Bank, FSB (including current and future subsidiaries and affiliates)

Address	296 Essex Street

City	Lawrence	State	Massachusetts	Zip Code	01842

1.              SCOPE OF AGREEMENT

BISYS, Inc. (“BISYS”) shall provide Client, in accordance with this Agreement, the services selected by Client from BISYS' then applicable Standard Services Price List and/or Special Services Price List (collectively, the “Price Lists”) (collectively, the “Services”). BISYS shall provide the reports listed on the Standard Reports List and Special Reports List as applicable to the Services selected by Client. The current Price Lists are attached hereto and made a part hereof.

2.              TERM OF AGREEMENT

A.           The initial term of this Agreement shall commence as of October 1, 1993 (the “Initiation Date”) and end March 31, 1999 (the “Initial Period”).

B.             The Agreement shall automatically continue after the Initial Period for subsequent consecutive terms of three years each unless and until it is terminated by either party upon written notice to the other given at least 180 days prior to the end of the Initial Period or any additional three year period.

C.             If Client has given BISYS notice pursuant to Paragraph 2(B) and Client intends to deconvert from the BISYS data processing system (“BISYS System”), Client may, upon written notice to BISYS given at any time during the final 120 days of this Agreement (as determined in accordance with 2(B) above) or any extension hereof pursuant to this Paragraph 2(C), extend the termination date to the date indicated in such notice, which date shall not be, in any event, less than 120 days after the date of such notice. Commencing at the end of the Initial Period or any renewal period (as applicable), Client shall pay for Services at the prices set forth in the then current BISYS Price Lists notwithstanding the giving of extension notice.

D.            Continuing obligations under this Agreement including, without limitation, those relating to “BISYS Products” (defined in Paragraph 10(A)); “Confidential Information” (defined in Paragraph 10(F)) and “Client Files” (defined in Paragraph 8(A)), shall survive any termination.

3.              CHARGES

A.           Each month commencing Initiation Date, whether or not Client actually uses any Services during such month, Client shall pay a minimum monthly charge equal to the greater of (i) $ * ; (ii) BISYS' charges for the Services actually used by Client during such month; (iii) 80% of the charges invoiced to Client during the immediately preceding month; or (iv) 80% of the charges invoiced to Client for the month immediately preceding any deconversion by Client if Client deconverts from the BISYS System.

B.             The initial charges for the Services are specified in the Price Lists, and shall be recorded by the BISYS System or by any other means used by BISYS of determining Client's usage. The charges for the Services listed on the Standard Services Price List as of the date hereof will not be changed by BISYS until the expiration of the first year following Initiation Date. Thereafter, during the remaining term of the Initial Period, the charges for the Services listed on the Standard Services Price List may be changed by BISYS at any time and from time to time upon at least 90 days prior written notice to Client. During the Initial Period, the charges for the Services listed on the Special Services Price List as of the date hereof may be changed by BISYS at any time after the date hereof upon at least 90 days prior written notice to Client. After the Initial Period, the charges for the Services listed on the Price Lists shall automatically, and without notice, be changed to BISYS' standard (non-discounted) list prices then in effect for the respective Services; such prices may, thereafter, be changed by BISYS, at any time and from time to time, upon at least 90 days prior written notice to Client.

C.             There shall be added to all charges for the Services furnished Client hereunder amounts equal to any applicable taxes levied or based on such Services, exclusive of taxes based on BISYS' income.

D.            No later than the 5th day of each calendar month, BISYS shall invoice (the “Monthly Invoice”) Client: (i) for all Services projected to be used by Client during that billing month (the “Billing Month”) which charge will be based upon either actual usage and number of accounts during the month prior to the Billing Month or the minimum charge pursuant to Paragraph 3(A);

[***] = Omitted information is filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

(ii) an amount equal to 100% of the recurring pass through charges (e.g. communication charges actually utilized by Client during the prior month as the estimated pass through charges for the Billing Month; (iii) adjustments (debits/credits) to the prior month's estimated charges set forth in (i) and (ii) above and; (iv) all other charges incurred by Client during the prior month. Client agrees to pay all amounts set forth in the Monthly Invoice by automatic debit by BISYS on the last business day of the Billing Month from a Client bank account established for this purpose (the “Payment Account”). Client agrees to execute any and all required documentation to enable BISYS to perform such automatic debiting of the Payment Account. If Client fails to pay any amounts due under this Agreement, Client shall, upon demand, pay interest at the rate of 1-1/2% per month, but in no event more than the highest interest rate allowable, on such delinquent amounts from their due date until the date of payment. Client agrees to reimburse BISYS for any and all expenses BISYS may incur, including reasonable attorney fees, in taking action to collect any amounts due BISYS hereunder. All amounts due must be paid prior to Client's deconversion from the BISYS system.

4.              AVAILABILITY OF THE SERVICES

A.           Hours for accessing Services on an on-line basis (“On-Line Hours”) at the BISYS data center providing Services to Client (“Data Center”) are 7:00 A.M. to 9:00 P.M. Monday through Friday and 7:00 A.M. to 5:00 P.M. Saturday (Data Center time) exclusive of BISYS holidays (New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day). A particular Service may also be available at other than On-Line Hours; in which event Client may, at its option and subject to any additional charges therefor, use that Service at such other times.

B.             BISYS will make every reasonable effort to have the Services available during the On-Line Hours. However, BISYS cannot and does not guarantee such availability. Accordingly, Client's remedy and BISYS' sole liability to Client or any third party for claims, notwithstanding the form of such claims (e.g., contract, negligence or otherwise), arising out of (i) the unavailability of the BISYS System or (ii) the interruption in or delay of the Services provided or to be provided by BISYS hereunder, shall be for BISYS to use all reasonable efforts to make the BISYS System available and/or to resume the Services as promptly as reasonably practicable.

C.             Client shall, at it's expense, be responsible for delivering and transmitting to and from Client's offices, the offices of the applicable regulatory authorities and any other location authorized by Client, and the Data Center all data and information necessary for BISYS to furnish the Services to Client.

* See Addendum A attached hereto.

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5.               USE OF THE SERVICES

A.           Client is exclusively responsible for the consequences of its own actions;  for any instructions it gives BISYS; for its failure to access the Services in the manner prescribed by BISYS, and for its failure to supply accurate input information.  Client is responsible for auditing, balancing, verifying the correctness of calculation routines (such as interest and service charges) and reconciling any out-of-balance condition, and for notifying BISYS of any errors in the foregoing within three business days after receipt of the incorrect information.  Client's remedy and BISYS' sole liability to Client or any third party for any claims, notwithstanding the form of such claims (e.g., contract, negligence or otherwise), arising out of errors or omissions in the Services provided or to be provided by BISYS hereunder and caused by BISYS shall be for BISYS to furnish the correct report and/or to correct the applicable Client Files, provided that Client promptly advises BISYS thereof.

B.             Client shall use the Services in accordance with such reasonable instructions as may be established by BISYS from time to time as set forth in any written materials furnished by BISYS to Client.

C.             Except as otherwise permitted by BISYS, Client will use the Services only for its own internal and proper business purposes and will not sell or otherwise provide, directly or indirectly, any of the Services or any portion thereof to any third party.

D.            Client shall not make any alteration, change or modification to any of the computer programs, data bases and/or BISYS supported files used by BISYS in connection with providing the Services to Client hereunder, without BISYS' prior written consent in each instance.

E.              BISYS shall give Client written notice of any BISYS system change which materially affects Client.  Nothing herein shall preclude or limit BISYS' ability to make changes to its data processing system.

6.               COMMUNICATION LINES AND EQUIPMENT.

A.           BISYS shall order, on Client's behalf and with Client's approval, the installation of appropriate telephone lines and communications equipment to enable Client to access the Services.  Client shall pay all charges relating to the installation and use of such telephone lines and communications equipment.

B.             BISYS shall not be responsible for the reliability, or continued availability, of telephone lines and communications equipment used by Client in accessing the Services.

7.               FILE SECURITY AND RETENTION.

A.           Any Client data bases and files or other information provided by Client to BISYS for use with the Services (the “Client Files”) shall remain the confidential property of Client.  BISYS will provide reasonable security provisions to insure that third parties do not have access to the Client Files.  BISYS reserves the right to issue and change regulations and procedures from time to time to improve file security.  BISYS will instruct its employees having access to the Client files to keep the same confidential by using the same care and discretion that BISYS uses with respect to its own confidential property.

B.             BISYS will take reasonable precautions to prevent the loss of, or alteration to, Client Files, but BISYS cannot guarantee against any such loss or alteration.  Accordingly, Client will, to the extent deemed necessary by Client, keep copies of all source documents of information delivered to BISYS and will maintain a procedure external to the BISYS System for the reconstruction of lost or altered Client Files.  In connection with the foregoing, it is understood that Client shall assume and be responsible for risk of loss and/or damage to documents and records while they are in transit to and from the Data Center.

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C.             During the term of this Agreement, BISYS will retain the Client Files in accordance with, and to the extent provided by BISYS' then prevailing records retention policies for the Services, which policies will be consistent with guidelines covering the Services established by appropriate regulatory authorities.  BISYS will, upon the expiration of any retention period for Client Files and upon prior notice to Client, dispose of Client Files in any manner deemed appropriate by BISYS unless Client, prior to such disposal, furnishes to BISYS written instructions for the disposition of such Client Files at Client's expense.  Client shall pay for the provision of Client Files to Client at BISYS' standard rates for such services and BISYS shall provide such Client Files provided that BISYS has been paid for all Services provided hereunder through the date such requested Client Files are returned to Client.

D.            BISYS has a written Disaster Recovery Plan establishing emergency procedures, including off-premises backup facility.  In connection therewith, BISYS has prepared a Disaster Recovery Manual.  The Disaster Recovery Plan and Disaster Recovery Manual are available at the Data Center for examination by bank auditors and examiners and, as they may be modified from time to time, will remain in existence during the term of this Agreement.  BISYS shall provide Client, upon written request, with information necessary for Client to develop a disaster contingency plan which will work in concert with BISYS' Disaster Recovery Plan.

8.               DUTIES UPON TERMINATION; RETURN OF RECORDS.

A.           Upon the termination of this Agreement for any reason, BISYS will dispose of all Client Files still in the BISYS System in any manner deemed appropriate by BISYS unless Client, not later than 30 days after such termination, furnishes to BISYS written instructions for the disposition of such Client Files at Client's expense as set forth in Paragraph 8(B).

B.             At Client's request as set forth in Paragraph 8(A), BISYS shall deliver to Client all of the Client Files then retained by BISYS including file layouts and their descriptions in BISYS format and shall provide in accordance with BISYS deconversion policies, reasonable and necessary assistance with the deconversion from the BISYS System to a non-BISYS system (“Deconversion”).  Client shall pay BISYS for Deconversion assistance in accordance with BISYS' then current Deconversion rate schedule.  Payment for Deconversion together with all other payments which are due, and which will become due pursuant to the provisions of this Agreement shall be paid to BISYS prior to delivery of such Client Files.

C.             Client Files returned to Client shall be in a standard BISYS machine readable format.

9.               OWNERSHIP, USE AND CONFIDENTIALITY; BISYS PRODUCTS AND CONFIDENTIAL INFORMATION.

A.           All computer programs and related documentation made available, directly or indirectly, by BISYS to Client as part of the Services (the “BISYS Products”) are the exclusive and confidential property of BISYS or the third parties from whom BISYS has secured the right to use such computer programs and documentation.

B.             A personal, non-exclusive, non-transferable right and license is being granted to Client to use, during the term of this Agreement, any applications software programs included in the BISYS Products (the “Application Programs”) which are delivered to Client as part of the Services solely for Client's own business usage.  Client shall not have any interest in the Applications Programs except for this limited license.

C.             Client shall receive all improvements, enhancements, modifications and updates to any Applications Programs which are delivered to Client as part of the Services if, and as, made available by BISYS to its clients generally.  All such improvements, enhancements, modifications and updates shall be delivered to Client in the form of a computer media, which media shall be provided by Client to BISYS and shall be installed by Client with the assistance of BISYS at charges set forth in the current Price List.  If Client fails to install any such media within 45 days of its receipt from BISYS, BISYS shall have no further obligation to provide Client with improvements, enhancements, modifications or updates to such Application Programs.

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D.            Client acknowledges that it shall be deemed a sublicensee of BISYS for any systems software programs included in the BISYS Products (the “Systems Programs”) which are delivered to Client as part of the Services.  Client accepts a sublicense from BISYS of the Systems Programs on a personal, non-exclusive, non-transferable basis with the right to use, during the term of this Agreement, such Systems Programs solely in connection with the Services.

E.              Client shall not copy, in whole or in part, any BISYS Products or related documentation, whether in the form of computer media, printed or in any other form. Client shall not make any alteration, change or modification to any BISYS Products.

F.              Client shall treat as confidential and will not disclose or otherwise make available any of the BISYS Products or any trade secrets, processes, proprietary data information or documentation related thereto including, without limitation, any flow charts, logic diagrams or source code (collectively the “Confidential Information”), in any form, to any person other then employees of Client. Client will instruct its employees who have access to the BISYS Products and the Confidential Information to keep the same confidential by using the same care and discretion that Client uses with respect to its own confidential property and trade secrets. Upon the termination of this Agreement for any reason, Client shall return to BISYS any and all copies of the BISYS Products and the Confidential Information which are in its possession.

10.         GOVERNMENTAL AGENCIES.

A.           Client shall provide all required notices to the appropriate regulatory authorities concerning the initiation or termination of this Agreement, or of any substantial changes in the Services being provided to Client. BISYS agrees that any and all Client Files maintained by it for the Client pursuant to this Agreement shall be available for inspection by the appropriate regulatory authorities and Client's internal auditors and independent public accountants, upon prior written notice to BISYS. All costs incurred by BISYS in the preparation of data for inspection, examination or audit will be charged to client at BISYS' then standard rates for such services.

B.             BISYS shall provide annually to the appropriate regulatory authorities Third Party Review Reports prepared by independent public accountants with respect to the Services performed by BISYS at the Data Center and copies of BISYS' audited financial statements. By entering into this Agreement, BISYS agrees that it extends to the Office of Thrift Supervision (“OTS”) the same authority and responsibility (as applicable to Client) provided to the other regulatory agencies pursuant to the Bank Service Corporation Act, 12 U.S.C. 1867 (C) relating to services performed by contract or otherwise.

C.             If after the date hereof any modifications to the Services shall be required by law or by any governmental regulatory authority, BISYS shall, except to the extent such changes may be beyond the capability of the BISYS System to implement, conform the Services to be in compliance with such modified laws or governmental regulations. BISYS may, at its discretion, pass on, in whole or in part, on an equitable basis to all users of the Services (including Client) affected by any such modification the actual costs incurred by BISYS in making any such modification to the Services.

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11.         WARRANTY.

A.           BISYS represents and warrants that the Services will conform materially to their design specifications and user documentation which may be changed from time to time. This warranty shall not extend to any of the computer programs, data bases and/or BISYS supported files used by BISYS in connection with providing the Services to Client hereunder which have been altered, changed or modified in any way, without BISYS' prior written consent in each instance.

B.             EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

12.         LIMITATION OF LIABILITY.

A.           The remedies specified in this Agreement constitute Client's sole and exclusive remedies in the event of any alleged defaults by BISYS under this Agreement. BISYS' sole liability, if any, for damages (monetary or otherwise) resulting from claims made by Client or any third party arising from or related to any and all causes not covered by the foregoing remedies shall be limited to the lesser of (i) the amount of actual damages incurred by Client or (ii) an amount which shall not exceed the charged paid by Client during the six (6) month period immediately preceding the event from which such liability arose for the Services performed which gave rise to the claim.

B.             IN NO EVENT WILL BISYS BE RESPONSIBLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHICH CLIENT MAY INCUR OR EXPERIENCE ON ACCOUNT OF ENTERING INTO OR RELYING ON THIS AGREEMENT, EVEN IF BISYS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13.         PATENT AND COPYRIGHT INDEMNIFICATION.

BISYS will hold Client harmless and, at its own expense, will defend any action brought against Client based on a claim that the Services used within the scope of this Agreement infringe a United States patent or copyright provided Client notifies BISYS promptly in writing of the claim. BISYS has sole control of the defense of the action and all negotiations for its settlement or compromise, and Client cooperates with BISYS in the defense of the action. In the event any of the Services becomes, or in BISYS' opinion is likely to become, the subject of a claim of infringement of patent or copyright, BISYS, at its option, may (i) secure for Client the right to continue using such Service(s), (ii) replace or modify such Services to make it or them non-infringing, (iii) cease providing the affected Service(s) or (iv) if none of the foregoing options is commercially reasonable, in BISYS' opinion, terminate this Agreement. If BISYS exercises its option hereunder to terminate this Agreement, such termination shall be at no penalty to BISYS except that BISYS shall provide the Deconversion assistance described in Paragraph 8(B) at no charge to Client.

14.         INSURANCE.

BISYS shall maintain, during the term of this Agreement, $10,000,000 of coverage under a Blanket Crime Policy covering fraudulent and dishonest acts committed by its employees for which it is legally responsible. BISYS shall maintain, on its own behalf, insurance coverage for loss from fire, disaster, or other causes contributing to interruption of normal services. Client, at its own expense, will maintain all insurance and fidelity bonds required by the applicable regulatory authorities.

15.         DEFAULT; REMEDIES UPON DEFAULT.

A.           Any of the following events will constitute an “Event of Default” under the Agreement: (i) non-payment of any undisputed amounts due hereunder to BISYS by Client; (ii) non-performance of any of Client's or BISYS' other material obligations hereunder: (iii) if any representation or warranty of Client or BISYS is materially breached; (iv) if Client or BISYS files a petition for bankruptcy or becomes the subject of an involuntary bankruptcy petition which is not vacated within 60 days of filing, or becomes insolvent; or (v) if any substantial part of Client's or BISYS' property becomes subject to any levy, seizure, assignment, application or sale for or by any creditor or governmental agency.

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B.             Upon occurrence of an Event of Default under the Agreement, the non-defaulting party may, at its option, terminate this Agreement provided at least 30 days (or longer period as may be required by the applicable regulatory authorities) prior written notice has been given to the other and such default has not been cured within such period. Upon such termination by BISYS, BISYS may declare all amounts due and to become due hereunder immediately due and payable. The remedies contained in this Paragraph 15 are cumulative and in addition to all other rights and remedies available to the parties under this Agreement or by operation of law or otherwise.

16.   FORCE MAJEURE

BISYS or Client shall not be liable or deemed to be in default for any delay or failure to perform under this Agreement or for interruption of the Services resulting directly or indirectly, from any cause beyond BISYS’ or Client’s reasonable control.

17.   GENERAL

A.           BISYS shall provide Client upon written request, copies of The BISYS Group, Inc.’s (BISYS’ parent corporation) current audited financial statements.

B.             Client acknowledges that it has not been induced to enter into this Agreement by any representation or warranty not set forth in this Agreement.  This Agreement contains the entire agreement of the parties with respect to its subject matter and supersedes all existing agreements and all other oral, written or other communications between them concerning its subject matter.  This Agreement shall not be modified in any way except by a writing signed by both parties.

C.             The failure by either party hereto to insist upon strict performance of any of the provisions contained herein shall in no way constitute a waiver of its rights as set forth herein, at law or equity, or a waiver by either party of any other provisions or subsequent default by the other party in the performance of or compliance with any of the terms and conditions set forth herein.

D.            This Agreement may not be assigned by either party, in whole or in part, without the prior written consent of the other which consent shall not be unreasonably withheld.  This Agreement shall be binding upon and shall inure to the benefit of BISYS and Client and their respective successors and permitted assigns.

E.              If any provision of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

F.              The headings in this Agreement are intended for convenience of reference and shall not affect its interpretation.

G.             The individuals executing this Agreement on behalf of BISYS and Client do each hereby represent and warrant that they are duly authorized by all necessary action to execute this Agreement on behalf of their respective principals.

H.            Client acknowledges that a breach of any of its obligations under this Agreement relating to the BISYS Products and/or the Confidential Information will cause BISYS irreparable injury and damage and therefore may be enjoined through injunctive proceedings in addition to any other rights or remedies which may be available to BISYS, at law or in equity and BISYS grants Client the same rights with respect to a breach of BISYS’ obligations relating to the confidentiality of Client Files.

I.                 During the term of this Agreement, neither party hereto shall, directly or indirectly, solicit or encourage to leave, any employee of the other without prior written consent, which consent shall not be unreasonably withheld.

BISYS, INC				FIRST ESSEX BANK, FSB

Agreed to:		/s/ JOHN D. ROGERS		Agreed to:		/s/ PETER A. BOYLE
		(signature-Authorized Officer)				(signature-Authorized Representative)

Name:	John D. Rogers			Name:	Peter A. Boyle
	(print or type)				(print or type)

Title:	Exec Vice President	Date:	12/8/93	Title:	Senior Vice President	Date:	12/7/93
(print or type)				(print or type)

THIS AGREEMENT SHALL BECOME EFFECTIVE UPON BEING SIGNED BY AUTHORIZED OFFICERS OF BISYS AND CLIENT. BISYS' MARKETING REPRESENTATIVES DO NOT HAVE THE AUTHORITY TO BIND BISYS.

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ADDENDUM TO SERVICES AGREEMENT NO. CH–2036–12–91

SERVICES AGREEMENT DATED AS OF OCTOBER 1, 1993

Reference is made to the above Services Agreement between the undersigned (the “Agreement”) to which this Addendum is attached and made a part thereof.

The Agreement is hereby amended and supplemented as follows:

1.               (a)   Except as expressly amended and supplemented hereby, all terms defined in the Agreement shall have the same meanings when used herein.

(b)         For the purposes of the Agreement and this Addendum, the term “Exhibit A Services” shall mean both the Standard Services and Special Services listed on Exhibit A. The parties agree that included in the definition of Exhibit A Services are Client usage of any features associated with the Services listed on the Standard Services portion of Exhibit A which features are in existence and available to Client as of the date of this Addendum. Neither features, nor Services, listed on the Price Lists as of the date hereof, but not set forth on Exhibit A shall be deemed to be part of the Exhibit A Services and such other Services and/or features shall be billed to Client in accordance with the provisions of Paragraph 3(A) below. The parties also agree that Exhibit A Services are recurring Services and do not include any installation charges, training charges, one–time license fees or any other one–time charges; the charges for which are not included in the “Fixed Monthly Charge” (as defined in Paragraph 2 below).

2.               For any and all Client usage of Exhibit A Services during the Initial Period, Client shall pay BISYS each month, a fixed monthly charge (the “Fixed Monthly Charge”) in accordance with the following:

(a)          During the first 12 month period of the Initial Period ending September 30, 1994 the Fixed Monthly Charge for the Exhibit A Services shall be [***], unless such charge is modified pursuant to Paragraphs 2(d) or 6(b) below.

(b)         During the Initial Period, Client shall be entitled to receive [***] credit against the Monthly Invoice.

(c)          For the purposes of this Agreement and this Addendum, the term “One Year Period(s)” shall mean each twelve (12) month period commencing October 1, 1993 and the indication as to which twelve (12) month period is indicated will be with the addition of an ordinal number preceding the term One Year Period, i.e. First One Year Period, Second One Year Period, etc.

(d)         At the end of each One Year Period, and after BISYS' annual purge of Client accounts, BISYS shall determine the total number of Client accounts on the

BISYS system (the “Year End Accounts”). The Fixed Monthly Charge shall then be adjusted based on the number of Year End Accounts at the end of each One Year Period (the “Adjusted Fixed Monthly Charge”). The Adjusted Fixed Monthly Charge for each One Year Period commencing October 1, 1994 shall be the sum of (x) the number of Year End Accounts times (y) an appropriate per account amount set forth below for each Year End Account on the BISYS system at the end of each One Year Period.

Number of Year End Accounts	Monthly Fee Per Year End Account

Not greater than 67,000	[***]
67,001 to 70,000	[***]
70,001 to 80,000	[***]
80,001 to 90,000	[***]
90,001 to 100,000	[***]
More than 100,000	[***]

By way of example, if on October 1, 1994, the Year End Accounts equalled 75,500, the Fixed Monthly Charge would be calculated as follows:

(67,000 x [***]) + (3,000 x [***]) + (5,500 x [***]) = [***]

Accordingly, the Fixed Monthly Charge (subject to any adjustments pursuant to Paragraph 2(e) and/or 6(b) below) from October 1, 1994 through September 30, 1995 would be [***].

(e)          The Fixed Monthly Charge shall be subject to adjustment during each One Year Period if in the normal course of business, Client has decided to discontinue a service performed by BISYS because the Client's daily operations no longer require such service. Notwithstanding the foregoing, in no event shall Client pay less than the monthly minimum (as defined in Paragraph 2(f) below) to BISYS for services performed during the term of this Agreement.

(f)            Except as otherwise provided, the monthly minimum as set forth in Paragraph 3(A)(i) shall be equal to the Fixed Monthly Charge.

3.     In addition to the Fixed Monthly Charge for the Exhibit A Services, Client agrees to pay BISYS each month:

(a)          For all usage of Services other than Exhibit A Services at the charges set forth on the applicable Price Lists and in accordance with the terms of the Agreement as may be amended hereby; and

(b)         For all pass–through charges.

4.               Notwithstanding anything to the contrary in Paragraph 3(C) of the Agreement, Client shall not be responsible for taxes: (i) based upon BISYS' income, franchise, doing business or similar taxes levied or assessed on or based on BISYS' income capital base or other similar base; (ii) employment taxes with respect to employees of BISYS (including, but not limited to, unemployment taxes, social security and medicare taxes) and income tax withholdings; (iii) any real estate taxes on real property owned or leased by BISYS; and (iv) personal property tax owed by BISYS. BISYS also agrees that Client shall retain all right, title and interest in and to any refund for taxes relating to the Services provided hereunder and paid by Client.

5.               Notwithstanding anything to the contrary in Paragraph 3(D) of the Agreement, BISYS shall invoice Client for all Services used during the month prior to the Billing Month.  Client agrees to pay all undisputed amounts by automatic debit by BISYS on the last Client business day of the Billing Month. BISYS and Client agree that Client shall notify BISYS in writing, within 10 days after receipt of the Monthly Invoice, of any amounts invoiced which Client disputes and are not included in the payment. BISYS and Client agree to refer such billing disputes to an Executive Vice President of each party who shall use good faith efforts to resolve such disputes. In the event such dispute is resolved in BISYS' favor, Client shall, upon demand, pay interest at the rate of 1½ % per month, but in no event more than the highest interest rate allowable, on such delinquent amounts from their due date until the date of payment.

6.               If at any time after the Initiation Date, but during the Initial Period, Client acquires additional financial organization assets/liabilities and/or serviced accounts (“Acquired Assets”) through acquisition or merger (with Client remaining the surviving entity, as determined by the agreements controlling such transactions, after merger), BISYS shall convert, at no charge, the data regarding such Acquired Assets to the BISYS system and Client shall provide adequate information for such conversion.

(a)          In connection with the Acquired Assets, conversion services will be provided at no additional charge, provided that data and files are in machine readable form readable by BISYS' computers at the BISYS Center. Client shall, however, pay for all out–of–pocket conversion related expenses not included in BISYS' provided standard conversion services, including but not limited to, data communications and terminal equipment charges. In addition, BISYS shall process such converted Acquired Assets at no charge for a period of three full calendar months (the “Three Month Period”) following conversion.

(b)         At the end of the Three Month Period, BISYS shall calculate the total number of Acquired Assets converted to the BISYS system and adjust the Fixed Monthly Charge as follows: the Acquired Assets shall be added to the most recent calculation of Year End Accounts (the “Adjusted Year End Accounts”). The Fixed Monthly Charge shall then be calculated as the sum of (x) the Adjusted

Year End Accounts times (y) the appropriate per account fee as set forth in Paragraph 2(d) above.

7.               In addition to the products and services listed on the Standard Services Price List, the Special Services Price List and the attached Exhibit A, BISYS will provide the following products/services to Client at the price and expense terms indicated:

(a)          BISYS will provide one CIF scrub with on–site training at [***].

(b)         BISYS will provide 10 days per year of non–cumulative on–site training in products selected by Client. Requests for such training shall be submitted to BISYS in writing at least 30 days before the requested training dates.

(c)          BISYS will conduct an annual operations audit at Client site to assist the Client in determining ways to better manage the Bank through improved system utilization. An extension of the process will include assistance in addressing Shadow Accounting, LAP, Reserve Calculation, HMDA, Call Report, etc. This audit will be conducted at no charge to Client.

(d)         BISYS will conduct a quarterly senior management presentation to present and discuss new product/service development plans offered by BISYS. Additionally, BISYS will maintain a qualified account executive assigned to Client who will meet on a regularly scheduled basis to ensure that a positive and productive business relationship is maintained. This presentation and meetings will be provided at no charge to Client.

(e)          BISYS will provide on–site assistance with TBS release installation and document assistance at no charge to Client.

(f)            BISYS will provide and maintain 4 sets of user documentation for Client at no charge.

(g)         BISYS will provide an interface to the McDonald Loan Origination System at no charge to Client. Client will, however, be responsible for payment of all out–of–pocket expenses associated with this product.

(h)         The following products are currently in development and will be delivered to Client, if requested, as soon as installed. These products will be ready for installation no later than end of first quarter of Calendar Year 1994. Client will receive a discount of [***] off the listed price for the following products and any other products to be developed and made available to Client, when established:

(i)    Custom Statement Formatting;

(ii)   Mortgage and Installment Loan Collection Systems;

(iii)  Total Real Estate System; and

(iv)  Commercial Loan System Upgrade.

(i)             BISYS will provide, at no charge, enrollment for 1 Client employee in 10 classes offered by BISYS University each year.

(j)             BISYS and Client agree to work together to develop enhancements to the current ARP package offered to Client by BISYS.

8.     Paragraph 2(B) of the Agreement shall be deleted and replaced with the following language:

“The Agreement shall automatically continue after the Initial Period on a month-to-month basis unless and until it is terminated by either party upon written notice to the other given at least 180 days.”

9.               Notwithstanding anything to the contrary in Paragraph 5(A) of the Agreement, BISYS agrees that Client shall have the option of accessing services on an on–line basis at other than On–Line Hours, including for purposes of recovery or Sunday operations, provided Client gives BISYS reasonable notice and subject to reasonable additional charges therefor.

10.         (a)   For purposes of this Agreement the term “Downtime” shall mean any general on-line service interruption (except for interruption due to reasons beyond BISYS' reasonable control including without limitation, destruction of equipment. communication line failure, fire, Acts of God, or acts of governmental or judicial authority) caused by failure of the Data Center's computers, other hardware, programs, or operators to sustain continuous availability of on-line processing during On–Line Hours.

(b)         For every percentage of Downtime in excess of two percentage points (as a percentage of total On–Line Hours) during a one month period of time, BISYS will deduct [***] of the actual charges for the Services payable by Client to BISYS for the measured month to a maximum of [***]. Application of the credit will be made the following month.

(c)          BISYS' Data Center will log and report Downtime providing appropriate    analytical reports to Client for each calendar month. Downtime results will be tabulated daily and averaged for the calendar month.

11.         (a)   If BISYS experiences Downtime in excess of [***] percentage points per month during any two consecutive calendar months, Client shall have the right at any time after the Initiation Date and during the Initial Period to terminate this Agreement prior to the end of the Initial Period upon at least one hundred eighty (180) days prior written notice to BISYS and such termination shall be effective the later of one hundred eighty (180) days after receipt by BISYS of such written notice or the date on which BISYS completes conversion from the BISYS system to a non–BISYS system. Client shall only have this right of termination provided:

(i)             Client shall pay BISYS for all Services in accordance with the terms and conditions of this Agreement through the effective date of termination (i.e., at least one hundred eighty (180) days after receipt by BISYS of such written notice or the date on which BISYS completes conversion from the BISYS system to a non–BISYS system) including all pass–through charges; and

(ii)          Client shall pay BISYS for Deconversion assistance in accordance with Paragraph 8(B) of the Agreement, however, BISYS agrees that Client shall be entitled to receive[***] on deconversion charges.

(b)   All payments shall be made prior to delivery of Client Files.

12.         BISYS agrees that batch processing will be performed during night hours to ensure that Client will be able to access Services during On–Line Hours. BISYS agrees that processing will be completed and that all daily reports (excluding any customized reports) shall be transmitted to Client no later than 8:00 A.M. of the next business day following the day to which the reports pertain. BISYS Agrees to use all reasonable efforts to ensure the delivery of such reports 95% of all business days during a calendar month. BISYS further agrees to use all reasonable efforts to ensure that month end reports, which are deemed critical by Client, will be delivered no later than 8:00 A.M. of the business day following the last business day of the immediately preceding calendar month.

13.   [INTENTIONALLY DELETED]

14.         (a)   During the Initial Period, Client shall have the right to terminate, without penalty, this Agreement in accordance with the following:

(i)             Client shall have the right to terminate this Agreement at any time within the 24 months after the Initiation Date provided Client gives BISYS at least 180 days written notice on or before the last day of month 24 after the Initiation Date; or

(ii)          Client shall have the right to terminate this Agreement at any time during months 25 through 54 after the Initiation Date provided Client gives BISYS at least one year prior written notice;

(iii)       The notice of termination shall also detail Client's reasons for terminating this Agreement. BISYS and Client may agree that BISYS shall have sixty (60) days from receipt of such notification to cure any deficiencies to    Client's reasonable satisfaction. At the end of the sixty (60) day cure period, Client and BISYS may agree in writing to void Client's notice of termination and BISYS shall continue to provide Services to Client pursuant to the terms and conditions set forth herein.

(b)         Any termination of this Agreement pursuant to Paragraph 14(a) above shall be effective provided that:

(i)             Client pays BISYS for all Services in accordance with the terms of this Agreement and Addendum through the effective date of termination (i.e., at least 180 days or one year after the date of written notice of termination) including all pass–through charges; and

(ii)          Client shall pay BISYS for all deconversion assistance in accordance with the provisions of Paragraph 8(B) of the Agreement and BISYS agrees that Client shall be entitled to receive [***] on deconversion charges; and

(iii)       All payments shall be made prior to delivery of Client Files.

15.         For informational purposes only, and in no event in modification of BISYS limitation of liability provisions, BISYS currently maintains, on its own behalf, the following insurance coverages in amounts customary and standard in the data processing industry:

Errors and Omissions

Fidelity Bonds

Business Interruption

Casualty

During the term of the Agreement, BISYS agrees that it shall maintain, on its own behalf, the above coverages in amounts customary and standard in the data processing industry. BISYS further agrees to notify Client of any reductions in its insurance coverage during the term of the Agreement.

16.         The first two sentences of Paragraph 5(A) of the Agreement are replaced in its entirety with the following:

“Client is exclusively responsible for the consequences of its own actions; for any instructions it gives BISYS; for its failure to access the Services in the manner prescribed by BISYS; and for its failure to supply accurate input information. Client is responsible for auditing, balancing, verifying the correctness of calculation routines (such as interest and services charges) and reconciling any out–of–balance condition, and for notifying BISYS of any errors in the foregoing within the later of (i) three business days after Client receives such incorrect information or three business days after Client should have reasonably known of such errors.”

17.         Paragraph 5(C) of the Agreement shall be amended by adding the following language at the end of the Paragraph: “... Notwithstanding the foregoing, the Client shall have the right to provide to an affiliate of Client any of the Services provided hereunder and subject to any additional charges therefor. For purposes herein, the term “affiliate” shall mean a corporation or entity which has at least fifty percent common ownership with Client. ”

18.         Paragraph 5 of the Agreement shall be amended to add the following as Subparagraph 5(F):

“F.  BISYS shall give Client prior written notice of any BISYS system change which materially affects the Services. Nothing herein shall preclude or limit BISYS' ability to make changes to its system. If any such system change materially negatively affects the daily business operations of Client, such action may be deemed by Client an “Event of Default” (as defined in Paragraph 15(A) of the Agreement), and Client may exercise its rights pursuant to Paragraph 15(B) of the Agreement and BISYS shall have the right to cure such default in accordance with the provisions of Paragraph 15(B) to Client's reasonable satisfaction. In the event BISYS cannot cure such default (as set forth in this Paragraph), BISYS shall provide deconversion assistance at no charge to Client. BISYS shall provide Client with at least 150 days prior written notice of the effective day of any BISYS system change.”

19.         Paragraph 9(E) of the Agreement is amended by adding the following language to the first sentence after the words “other form”; “... except that Client may copy printed material for the purpose of teaching and training Client's employees about the BISYS system upon written notice to BISYS.”.

20.         Paragraph 9(F) of the Agreement shall be amended to include the following language:

“BISYS shall treat as confidential and will not disclose or otherwise make available any information regarding Client or its methods of operation, including without limitation, any of Client Files or business procedures of Client (collectively, the “Client Confidential Information”), in any form to any person other than employees of BISYS. No information shall be deemed to be part of Client Confidential Information to the extent that such information is (A) in or becomes part of the public domain other than by disclosure by BISYS in violation of this Agreement; (B) known to BISYS previously; (C) independently developed by BISYS outside this Agreement; or (D) rightfully obtained by BISYS from third parties. BISYS will instruct its employees who have access to the Client Confidential Information to keep the same confidential by using the same care and discretion that BISYS uses with respect to its own confidential property and trade secrets. Upon termination of this Agreement for any reason, BISYS shall return to Client any and all copies of the Client Confidential Information which are in its possession in accordance with the terms of this Agreement.”

21.         Paragraph 7(A) is amended by adding the following language at the end of the Paragraph: “BISYS acknowledges and agrees that all information provided to it, including, without limitation, the Client Files (“Client Information”), is the property of the Client. BISYS agrees that Client Information will only be divulged to and used by BISYS employees (the “Permitted Persons”). BISYS will not allow any Permitted Persons to disclose or use Client Information, except in accordance with the terms of this Agreement and Addendum.”

22.         Paragraph 7(C) of the Agreement is amended by adding the following language at the end of the Paragraph:

“BISYS agrees to provide Client, upon execution of this Agreement, with a copy of the BISYS current record retention policy.”

23.   Paragraph 7(D) of the Agreement shall be replaced in its entirety by the following:

“D.     BISYS has a written Disaster Recovery Plan establishing emergency procedures, including an off–premises back–up facility. BISYS agrees that such Plan, including the operation of the back–up facility, will be tested on at least an annual basis and the results of such testing shall be made available to Client. In connection therewith, BISYS has prepared a Disaster Recovery Manual, which complies and will continue to comply in all material respects with requirements of applicable regulatory authorities with respect to disaster recovery. The Disaster Recovery Plan and Disaster Recovery Manual are available at the Data Center for examination by bank auditors and examiners and, as they may be modified from time to time, will remain in existence during the term of this

Agreement. BISYS shall provide Client, upon written request, with information necessary for Client to develop a disaster contingency plan which will work in concert with BISYS' Disaster Recovery Plan.”

24.         Notwithstanding anything to the contrary Paragraph 10(C) of the Agreement shall be supplemented to include the following sentence at the end:

“BISYS agrees that BISYS' procedures and Services provided to Client hereunderwill comply to the extent that compliance is within BISYS' reasonable control to applicable laws and regulations, and in all material respects with governmental regulatory guidelines and procedures. “

25.   (a)   Paragraph 10 of the Agreement shall be amended to add the following as Subparagraph 10(D):

“D.     In the event any modifications to the Services required by law or by any governmental regulatory authority which modifications, in BISYS' sole discretion, are beyond the capability of the BISYS system to implement, BISYS agrees to use its best efforts to assist Client to ensure Client receives Services which are in compliance with regulatory requirements.”

(b)         Notwithstanding anything to the contrary contained in Paragraph 10(B) Client shall receive a copy of the Third Party Review Report on an annual basis and the fee for such report shall be included in the Fixed Monthly Charge.

26.         The second sentence of Paragraph 12(A) of the Agreement shall be deleted and replaced in its entirety with the following: “BISYS' sole liability, if any, for damage (monetary or otherwise) resulting from claims made by Client or any third party arising from or related to any and all causes not covered by the foregoing remedies shall be limited to the lesser of (a) the amount of actual damages incurred by Client; or (b) the greater of (i) an amount which shall not exceed the charges paid by Client during the six (6) month period immediately preceding the event from which such liability arose for the Services performed which gave rise to the claim or (ii) an amount which shall not exceed the total charges paid by Client during the one month immediately preceding the event from which such liability arose.”.

27.         (a)   Notwithstanding anything to the contrary, the second sentence of Paragraph 13 of the Agreement shall be deleted and replaced with the following:

“BISYS shall promptly notify Client in the event any of the Services becomes, or in BISYS' opinion is likely to become, the subject of a claim of infringement of patent or copyright, or upon receipt of notice of a claim, and at its option, may (i) secure for the Client the right to continue using such Service(s), (ii) replace or modify such Services to make it or them non–infringing, (iii) cease providing the affected Service(s) or (iv) if none of the foregoing options is commercially reasonable, in BISYS' opinion, terminate this Agreement.”

(b)         Paragraph 13 of the Agreement is supplemented by adding the following sentence at the end of the Paragraph:

“In the event BISYS exercises its option to cease providing the affected Service(s), BISYS shall refund Client an amount equal to the license fee charged to Client for the initial installation of such third party provided Service.”

28.   Paragraph 15(A)(i) is amended to add the word “undisputed” between “any” and “amounts”.

29.         Notwithstanding anything to the contrary set forth in Paragraph 15 of the Agreement, BISYS agrees that in the event Client fails to pay any amounts due hereunder to BISYS, BISYS will provide Client with at least 120 days prior written notice to Client that Client is in default, before BISYS can exercise its option to terminate this Agreement as set forth in Paragraph 15(B) of the Agreement.

30.         Paragraph 17(H) is amended by adding the words “and Client Information” after “Client Files”.

31.         Except for any equitable proceeding brought pursuant to Paragraph 17(H) of the Agreement, BISYS and Client agree that all disputes arising out of, in connection with or relating to this Agreement shall be submitted to final and binding arbitration pursuant to the United States Arbitration Act and the rules of the American Arbitration Association then in effect. Judgement on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Arbitrations conducted in accordance with this Paragraph shall be conducted by a single arbitrator selected by the parties from (i) a list of three (3) knowledgeable individuals eligible to serve as arbitrator for the dispute submitted by the person filing a demand for arbitration, or (ii) if the other party so requests, a master list composed of the potential arbitrators suggested by the party demand arbitration and a list of three (3) knowledgeable individuals eligible to serve as arbitrator submitted by the other party. Each party shall be entitled to be represented by counsel in the arbitration. BISYS and Client agree that based upon a final decision of the arbitrator, the prevailing party can seek reimbursement for its costs and reasonable attorneys' fees in connection with any claim brought hereunder. Except as otherwise agreed by BISYS and Client, the provisions of this Agreement shall remain in full force and effect pending resolution of any dispute pursuant to arbitration.

32.         If during the term of this Agreement, [***], BISYS will promptly notify Client [***]. Client, at its option, may elect [***], this Agreement being deemed to be so amended as of that date. However, BISYS shall be under no obligation to disclose [***].

33.         Neither BISYS nor Client shall (except to persons acting on behalf of such party) disclose, and neither party shall permit any of its employees or other persons who act or     acted in its behalf to disclose, any of the terms and conditions of the Agreement, including without limitation any Addendum or pricing terms, except as may be required by law. Notwithstanding the foregoing, consultants employed by Client in connection with the negotiation of this Agreement may use general knowledge and experience gained in connection with such employment in their future consulting activities.

Except as expressly amended and supplemented hereby, the Agreement shall remain unchanged and continue to be in full force and effect.

This Addendum supersedes and replaces any prior agreement (written or oral) as to its subject matter. If there is any conflict between the terms and conditions of this Addendum and the terms and conditions of the Agreement or any prior addendum to this Agreement, the Terms and Conditions of this Addendum shall prevail.

BISYS, INC.		FIRST ESSEX BANK, FSB

By:	/s/ JOHN D. ROGERS	By:	/s/ PETER A. BOYLE

Name:	John D. Rogers	Name:	Peter A. Boyle

Title:	Executive Vice President	Title:	Senior Vice President

Date: 12/8/93		Date:12/7/93

THIS ADDENDUM SHALL BECOME EFFECTIVE UPON BEING SIGNED BY AN AUTHORIZED OFFICER OF BISYS. BISYS' MARKETING REPRESENTATIVES DO NOT HAVE THE AUTHORITY TO BIND BISYS.

EXHIBIT A

Services Included in the Fixed Monthly Fee:

Savings and CD Processing

On-Line History including File Maintenance

CD Term History and Penalty Accounts

Retirement Processing Including Statements

SAV/CD Variable Interest Accounts

Service Charges

TotalPlus Currency Reporting

Interest On Lawyer Accounts

SAV/CD Detail Statements Produced

Statement Cycles (4)

SAV/CD Interest Checks

Certificate Notices

Demand Deposit Accounts

DDA Statement Check Register Transmission

All DDA Transactions

Line of Credit Accounts

Automatic LOC Disbursements

DDA Variable Interest Rate Accounts

Account Analysis

Extra DDA Cycles

Financial Summary and Other Activity Statements

IEH Processing

Exception Item Pull Transmissions/Processing

Statement Rendering Transmissions

Mortgage Loan Processing

On–Line History including File Maintenance

Investor Reporting and Processing

Coupon Processing

Escrow Processing

Tax and Insurance Processing

GL and DDA Investor Transactions

Adjustable Rate Mortgage Loan Processing

AML Rate Change Notices

Bill and Receipt Notices

Interest on Escrow Accounts

M/L Deferred Fee/Cost Accounts

FHLMC Midanet Tape Production

Laser Reporting Tape Production

Loan Commitments – Type 15

Extra ML Trial Runs

Construction Loans

Processing and History including File Maintenance

Commercial Loans

Processing and History including File Maintenance

Installment Loans

Adjustable Rate I/L

On-Line History including File Maintenance

Coupon Processing

Notice/Billing Runs

Overdraft Notices

Deferred Fee/Cost Accounts

Other Services included in Fixed Fee

Financial Manager System Accounts

TFM Asset/Liability Accounts

TotalMatic Accounts

TMM Quarterly Update or TMM Client Site Householding

CIF Processing

Reconciliation Processing

ACH Processing

Credit Bureau Reporting

Single Interest Loan Analyzed by Rate Report

EOM I/L Classification Report

Safe Deposit Processing

3% Disaster Recovery Surcharge

Terminal Operator Security System

TargetPlus Reporting

Internal Transfer/External Drafts

Other Source Tape Processing

Monthly Financial Reporting Pages

Reconciliation Processing

Full Recon Items

Account Recon Tapes

ARP Check Items Selected

Transaction Processing Notices

Automatic Withholding Accounts

SECOND ADDENDUM TO SERVICES AGREEMENT NO. CH-2036-12-91

SERVICES AGREEMENT DATED AS OF OCTOBER 1, 1993

Reference is made to the above Services Agreement and Addendum between the undersigned (the “Agreement”) to which this Second Addendum is attached and made a part thereof.

The Agreement is hereby amended and supplemented as follows:

1.          Except as expressly amended and supplemented hereby, all terms defined in the Agreement shall have the same meanings when used herein.

2.   Term of Agreement.

2.1         BISYS and Client agree that the Agreement shall automatically continue for a subsequent renewal term of seventy-two (72) months commencing April 1, 1998 and ending March 31, 2004 (the “Renewal Term”).

2.2         If, as a result of acquisition after the First One Year Period of the Renewal Term, Client is acquired by or merged into (and is not the surviving entity), a final organization which does not have a valid Services Agreement with BISYS, Client shall have the option to terminate this Agreement prior to the end of the Initial Period and Renewal Term and such termination will be effective provided that:

(a)          Client provides written notice of its intention to terminate this Agreement pursuant to this Paragraph not later than ninety (90) days after the date following final regulatory approval of the acquisition or merger by the appropriate regulatory bodies;

(b)         The effective date of termination in Client's written notice shall not be less than 180 days after the date of such notice;

(c)          Client shall pay BISYS for all Services provided by BISYS through the effective date of termination, including all pass-through charges; If termination date is within the first one (1) year period [***] of normal charges apply for the months between the termination date and month twelve (12).

(d)         Client shall pay BISYS an amount equal to the lesser of (i) the difference between the total charges for services utilized by Client as set forth on the Standard Services Price List during the Renewal Term through the effective termination date and the charges paid by Client for those same Services in accordance with the discounts and credits granted in the Agreement and this Second Addendum, or (ii) the average monthly charges as calculated over the twelve month period immediately proceeding the termination date for Services utilized by Client excluding Pass Thru charges times the number of months remaining the Renewal Term times [***].

(e)          Client shall pay for all Deconversion assistance in accordance with Paragraph 8(B) of the Agreement; and

(f)            All payments must be made prior to delivery of Client Files.

2.3         Notwithstanding anything to the contrary contained in Section 2 of the Agreement, if at any time during the Renewal Term, all or substantially all of the components of BISYS TOTALPLUS currently in use by Client are sold to a third party and because of such sale, Client is required to convert to a non-BISYS data processing system, then Client's sole remedy and BISYS' sole liability shall be for Client to terminate this Agreement upon at least 90 days prior written notice to BISYS.  Termination pursuant to this paragraph shall be effective provided that:

(a)          The effective date of termination and Client's date of deconversion from the BISYS System in Client's written notice shall not be less than 90 days; and

(b)         Client pays BISYS for all Services provided by BISYS through the effective date of termination, including all pass-through charges, and Client shall not pay any other early termination fee; and

(c)          Client pays for Deconversion assistance in accordance with Paragraph 8(B) of the Agreement; and

(d)         All payments must be made prior to delivery of Client Files.

3.  Charges.

3.1         Paragraph 2(c) of the first Addendum is replaced in its entirety with the following language:

For purposes of this Agreement and Second Addendum, the term “One Year Periods(s)” shall mean twelve (12) month period commencing December 1 of each calendar year and the indication as to which twelve (12) month period is indicated will be with the addition of an ordinal number preceding the term One Year Period, i.e., first One Year Period, Second One Year Period, etc.  The account volumes used to determine the Fixed Monthly Charge will be determined by using the account volume as of the previous October 1, provided, however, that a purge of Client's closed accounts has occurred.  If a purge of closed accounts has not occurred, then the determination for account volumes will be made using the account volumes for the month immediately following the purge date.

3.2         During the Renewal Term, Client shall receive [***] on the charges for ATM transaction fees set forth in the July 1996 Price Lists.

3.3.      BISYS agrees that commencing on the first day of the calendar month following the date this Second Addendum is executed by both parties, Client shall be entitled to receive a non-cumulative monthly [***] to be applied at Client's discretion, against the charges for Services utilized by Client and set forth on the Monthly Invoice, provided however, that in no event shall this credit be applied against charges for hardware/equipment or pass-through charges.

3.4         Paragraph 2(d) of the first Addendum dated as of October 1, 1993 shall be amended by inserting the following additional levels of Year End Accounts and Monthly Fee Per Year End Account:

Number of Year End Accounts	Monthly Fee Per Year End Account

100,000 to 150,000	[***]
more than 150,000	[***]

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3.5         BISYS agrees to amend “Exhibit A” to include the following Services as part of the Fixed Monthly Charge:

Interactive Exception Handling

Test Bank

3.6         During the first twelve months following the date this Second Addendum is executed by both parties, BISYS agrees to waive the charges associated with twenty (20) days of training on the BISYS System, and such training will be conducted at Client's location.  During each subsequent twelve month period, BISYS agrees to waive the charges associated with ten (10) days of training on the BISYS System for Client employees, and such training will be conducted at Client's location.  The only charge to Client will be for “out-of-pocket” expenses incurred.

3.7         BISYS and Client agree that Paragraph 6 of the first Addendum is amended by deleting the words, “(with Client remaining the surviving entity, after merger as determined by the agreements controlling such transactions)”.

4.   BISYS Client Server Product.

4.1         If after the First One Year Period, Client elects to transition from the BISYS System to an alternative BISYS provided system (the “New BISYS System”), BISYS agrees to provide necessary support at no cost to Client (e.g., consultation, analysis, training and conversion assistance), to facilitate Client's transition to the New BISYS System, provided, however, Client pays BISYS all out-of-pocket costs incurred by BISYS associated with Client's transition to the New BISYS System.  At the time Client commences utilizing the New BISYS System, BISYS agrees that the Services utilized by Client on the Current BISYS System will be provided to Client by BISYS on the New BISYS System in accordance with the terms and conditions set forth in this Agreement.  During the first 180 days following Client's transition to the New BISYS System, BISYS and Client will review the terms and conditions of this Agreement and Addendum to determine if such terms and conditions are applicable to the delivery of the services by BISYS.  Prior to the Client's conversion to the New BISYS System, BISYS and Client agree to negotiate the charges for the New System.

5.   Year 2000.

5.1         BISYS agrees to perform comprehensive tests on the BISYS System to simulate the actual turning of the century.  These tests shall be intended to identify any operational issues caused by the century change at midnight December 31, 1999.  BISYS agrees to release by December 31, 1998, all necessary updates and changes for the BISYS System, if any, to accommodate the turn of the century.  BISYS agrees to distribute any such change or updates to the BISYS System when they are generally made available to its Clients.  Such distribution may be in the form of new releases, updates or other similar methods of distributing software bug fixes as BISYS may see fit.  All modifications, updates or changes made by BISYS shall be to the BISYS System, BISYS provided third party software products and interfaces only, and not to any third party provided software.  In the event that BISYS is unable to complete all necessary changes required for Year 2000 processing, by December 31, 1998, the Client may choose, at its sole discretion, to move to the BISYS Client Server offering.  The Client must notify BISYS of its intent to convert to the Client Server offering on or before January 31, 1999, and BISYS will provide the conversion to the Client Server Product at no cost, except “out-of-pocket” expenses incurred.  The conversion of the Client to the Client Server offering will be completed no later than August 1999.

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6.  Performance Standards.

6.1    Event of Non Performance.  If the Client believes that a significant error was made by BISYS that caused the Client unusual and avoidable expense to correct, the Client can notify BISYS in writing that an Event of Non Performance has occurred.  This is intended to address errors such as misposting of customer transactions (double post, triple post, cross post, failure to post, etc.), incorrect customer communication (inaccurate statements, missing statements, inaccurate notices, missing notices), and failure to provide critical data or reports the customer or bank requires to process its daily work.

6.2    Client Rights in the Event of Non-Performance.  BISYS agrees that upon receipt of written notification from Client that BISYS has not achieved the level of performance as set forth in the foregoing subparagraph 6.1, Client and BISYS agree to the following:  A “TOTALPLUS” Executive and First Essex Executive will meet, review the circumstances, establish a plan to avoid a similar occurrence in the future and jointly determine applicable penalty due if any.

6.3    Exclusions.  No credits will be given for any Event of Non-Performance which is not correctable by reasonable actions of BISYS or for reasons beyond BISYS' reasonable control, including, without limitation, destruction of equipment, communication line failure, fire Acts of God or acts of governmental or judicial authority.

6.4    BISYS will provide support to Client in the same or similar manner as outlined to Client in the account support presentation and document.

7.         Neither BISYS nor Client shall (except to persons acting on behalf of such party) disclose, and neither party shall permit any of its employees or other persons who act or acted in its behalf to disclose, any of the terms and conditions of the Agreement including without limitation any Addendum or pricing terms, except as may be required by law.

Except as expressly amended and supplemented hereby, the Agreement shall remain unchanged and continue to be in full force and effect.

This Addendum supersedes and replaces any prior agreement (written or oral) as to its subject matter.  If there is any conflict between the terms and condition of this Addendum and the terms and conditions of the Agreement or any prior addendum to this Agreement, the Terms and Conditions of this addendum shall prevail.

BISYS, INC		FIRST ESSEX BANK, FSB

By:	/s/ W. W. NEVILLE	By:	/s/ WAYNE C. GOLON

Name:	W. W. Neville	Name:	Wayne C. Golon

Title:	President	Title:	Executive Vice President

Date: 4/30/98		Date: 4/30/98

THIS ADDENDUM SHALL BECOME EFFECTIVE UPON BEING SIGNED BY AN AUTHORIZED OFFICER OF BISYS. BISYS' MARKETING REPRESENTATIVES DO NOT HAVE THE AUTHORITY TO BIND BISYS.

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